EXHIBIT 4

                                February 10, 2003


Mr. Armand Marciano, Trustee
Armand Marciano Trust
9101 Hazen Drive
Beverly Hills, CA  90210

        Re:     Demand Registration


Dear Mr. Marciano:

On November 4, 2002, the Armand Marciano Trust (the "AMT") exercised its demand registration rights under Section 2(a) and 2(b) of the Registration Rights Agreement, by and among AMT, Guess ?, Inc. (the "Company"), the Maurice Marciano Trust (1995 Restatement), the Paul Marciano Trust dated February 20, 1986, the Paul Marciano 1996 Grantor Retained Annuity Trust and the Armand Marciano 1996 Grantor Retained Annuity Trust (the "Registration Rights Agreement").

Pursuant to our recent discussion with respect to the timing of the filing of a registration statement on the appropriate form (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") AMT and the Company have agreed to the following terms and conditions:

1. The Company agrees to use its best efforts to file the Registration Statement promptly following the date which is the earlier of March 1, 2003, or the date on which the Company previously announced $75 million securitization transaction (the "Securitization") closes (the "Registration Deadline"). The Company agrees to continue to use its best efforts to prepare a draft of the Registration Statement as soon as practicable, but so as to be ready to file it no later than the Registration Deadline. In the event that the Securitization does not close on or before March 1, 2003, AMT agrees to consider, in good faith, written requests by the Company for an extension of the Registration Deadline.

2. AMT agrees that compliance by the Company with the provisions of Section 1 hereof shall constitute compliance by the Company with its obligation to use its "best efforts" to file the Registration Statement pursuant to the Registration Rights Agreement.

3. The Company agrees that it shall not exercise its rights under Section 2(d)(iv) of the Registration Rights Agreement with respect to the filing of the Registration Statement.

4. The Company agrees to waive the provisions of Section 4 of the Amended and Restated Shareholders' Agreement, dated as of August 8, 1996, as amended (the "Shareholder Agreement") for the sale by AMT of up to 440,000 shares of the common stock of the Company pursuant to Rule 144 of the Securities Act of 1933.

5. The Company agrees that until the date on which the SEC declares the Registration Statement effective, notwithstanding anything in Section 4(B) of the Shareholder Agreement, within two (2) business days of receipt from AMT of a "Sale Notice" (as that term is defined in the Shareholder Agreement) the Company will either (a) exercise its right to purchase any "Offered Shares" (as that term is defined in the Shareholder Agreement) pursuant to Section 4(B) or (b) waive its rights under Section 4(B) of the Shareholder Agreement so that the transfer can immediately proceed. If a right to purchase is exercised under the Shareholder Agreement, the closing shall occur within five (5) business days of the exercise.

6. If AMT makes any sales of restricted shares of the common stock of the Company before the effectiveness of the Registration Statement, the Company will include up to five of the purchasers as additional selling shareholder in the Registration Statement, and will consider in good faith including any other purchasers; provided that any additional selling shareholders shall be subject to the terms of the Registration Rights Agreement.

7. AMT and the Company agree that the terms and conditions of this letter agreement are only effective if the letter agreement attached hereto as Exhibit A has also been signed and accepted and agreed to by all the parties.

8. The terms and conditions of this letter agreement are deemed to be confidential for disclosure only to the parties to the Registration Rights Agreement and their legal and financial advisors, unless disclosure is otherwise required by applicable law or a court of relevant jurisdiction.


If you have any questions regarding this letter agreement,  please contact Ralph
W. Flick, Corporate Counsel at your convenience.


                                 Very truly yours,
                                 GUESS ?, INC.

                                 By /s/ CARLOS ALBERINI
                                   ----------------------------------------

                                 Name:  Carlos Alberini

                                 Its: President and Chief Operating Officer



ACCEPTED AND AGREED:

                                 ARMAND MARCIANO TRUST

                                 By /s/ ARMAND MARCIANO

                                 Name:  Armand Marciano

                                 Its: Trustee




cc:     Theodore Guth, Esq.
        Maurice Marciano Trust (1995 Restatement)
        Paul Marciano Trust dated February 20, 1986
        Paul Marciano 1996 Grantor Retained Annuity Trust
        Armand Marciano 1996 Grantor Retained Annuity Trust

                                   Exhibit A

                                Letter Agreement


February 10, 2003


Mr. Armand Marciano, Trustee
Armand Marciano Trust
9101 Hazen Drive
Beverly Hills, CA  90210

        Re:     Demand Registration


Dear Mr. Marciano:

On November 4, 2002, the Armand Marciano Trust (the "AMT") exercised its demand registration rights under Section 2(a) and 2(b) of the Registration Rights Agreement (the "Registration Rights Agreement"), by and among AMT, Guess ?, Inc. (the "Company"), the Maurice Marciano Trust (1995 Restatement) ("MMT"), the Paul Marciano Trust dated February 20, 1986 ("PMT"), the Paul Marciano 1996 Grantor Retained Annuity Trust ("PMGRAT") and the Armand Marciano 1996 Grantor Retained Annuity Trust ("AMGRAT", and together with MMT, PMT and PMGRAT, the "Trusts")

Pursuant to your recent discussion with the Company respect to the timing of the filing by the Company of a registration statement on the appropriate form (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") AMT and the Trusts have agreed to the following terms and conditions:

1. The Trusts agree to waive the provisions of Section 4 of the Amended and Restated Shareholders' Agreement, dated as of August 8, 1996, as amended (the "Shareholder Agreement") for the sale by AMT of up to 440,000 shares of the common stock of the Company pursuant to Rule 144 of the Securities Act of 1933.

2. The Trusts agree that until the date on which the Securities and Exchange Commission declares the Registration Statement effective, notwithstanding anything in Section 4(B) of the Shareholder Agreement, within two (2) business days of receipt from AMT of a "Sale Notice" (as that term is defined in the Shareholder Agreement) the Trusts will either (a) exercise their right to purchase any "Offered Shares" (as that term is defined in the Shareholder Agreement) pursuant to Section 4(B) or (b) waive their rights under Section 4(B) of the Shareholder Agreement so that the transfer can immediately proceed. If a right to purchase is exercised under the Shareholder Agreement, the closing shall occur within five (5) business days of the exercise.

3. If AMT makes any sales of shares of the common stock of the Company before the effectiveness of the Registration Statement, the Company will include up to five of the purchasers as additional selling shareholder in the Registration Statement, and will consider in good faith including any other purchasers.

4. AMT and the Trusts agree that the terms and conditions of this letter agreement are only effective if the letter agreement attached hereto as Exhibit A has also been signed and accepted and agreed to by all the parties noted.

5. The timing on the right of first refusal, the terms and conditions of this letter agreement are deemed to be confidential for disclosure only to the parties to the Registration Rights Agreement and their legal and financial advisors, unless disclosure is otherwise required by applicable law or a court of relevant jurisdiction.

                                Very truly yours,

                                MAURICE MARCIANO TRUST
                                (1995 Restatement)

                                 By ___________________________________________

                                 Name:_________________________________________

                                 Its: _________________________________________



                                 PAUL MARCIANO TRUST


                                 By ___________________________________________

                                 Name:_________________________________________

                                 Its: _________________________________________


                                 PAUL MARCIANO 1996 GRANTOR
                                 RETAINED ANNUITY TRUST


                                 By ___________________________________________

                                 Name:_________________________________________

                                 Its: _________________________________________


                                 ARMAND  MARCIANO 1996
                                 GRANTOR RETAINED ANNUITY
                                 TRUST

                                 By ___________________________________________

                                 Name:_________________________________________

                                 Its: _________________________________________



ACCEPTED AND AGREED:

                                 ARMAND MARCIANO TRUST

                                 By ___________________________________________

                                 Name:_________________________________________

                                 Its: _________________________________________



cc:     Theodore Guth, Esq.
        Guess ?, Inc.